EXHIBIT 10.1

Joinder Agreement
December 1, 2015

Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
As Representatives of the several
   Initial Purchasers named in Schedule I attached hereto
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Reference is made to that certain purchase agreement (the "Purchase Agreement"), dated as of November 3, 2015, initially by and among PSPC Escrow II Corp. (the "Escrow Issuer"), a wholly-owned unrestricted subsidiary of Platform Specialty Products Corporation (the "Company"), the Company, the guarantors party thereto and you, as representatives of the several purchasers (the "Initial Purchasers"), concerning the issuance and sale of the Notes by the Escrow Issuer to the Initial Purchasers. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties hereto agrees that this Joinder Agreement is being executed and delivered in connection with the issue and sale of the Notes pursuant to the Purchase Agreement and as an inducement to the Initial Purchasers' agreement to purchase the Notes:

1. Joinder. Each of the parties hereto hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems necessary to review in order to enter into this Joinder Agreement, and acknowledges and hereby agrees to join and become a party to the Purchase Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein (including without limitation, the obligations of an indemnifying party thereunder), with the same force and effect as if originally named therein, as a Guarantor, and as if such party  executed the Purchase Agreement on the date thereof.

2. Representations, Warranties and Agreements. Each of the Guarantors party hereto represents and warrants to, and agrees with, the Initial Purchasers on and as of the date hereof that:

(a) it has full right, power and authority to execute and deliver this Joinder Agreement and to perform its obligations hereunder and thereunder; and all action (corporate or other) required to be taken by such Guarantor, as applicable, for the due and proper authorization, execution and delivery of each of the Note Documents and the consummation of the transactions contemplated thereby has been duly and validly taken; and

(b) the representations, warranties and agreements of such Guarantor, as applicable, set forth in the Purchase Agreement are true and correct on and as of the date hereof.

3. Full Force and Effect of Purchase Agreement. This Joinder Agreement does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Purchase Agreement. The parties hereto acknowledge and agree that all of the provisions of the Purchase Agreement shall remain in full force and effect.

4. Representations and Indemnities to Survive. The respective agreements, representations, warranties, and other statements of the Company and the Guarantors or their officers and of the Initial Purchasers set forth in or made pursuant to this Joinder Agreement will remain in full force and effect, regardless of any termination of this Joinder Agreement or investigation or statement made by or on behalf of the Initial Purchasers or the Company or the Guarantors, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

5. Governing Law & Venue.  This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company and each of the Guarantors agree that any suit, action or proceeding arising out of or based upon this Joinder Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

6. Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby

7. Counterparts. This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication, including, without limitation, electronic transmission), each of which shall be an original and all of which together shall constitute one and the same instrument.

8. Amendments or Waivers. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

9. Headings. The section headings used herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this letter agreement by signing in the space provided below.

SPC DIVESTITURE, INC.
ALENT USA HOLDING, INC.
ALENT INVESTMENTS, INC.
COOKSON PIGMENTS, INC.
AI DIVESTITURES, INC.
COOKSON HOLDING COMPANY
ALENT, INC.
M & P COMPOUNDING, INC.

By:	/s/ Joseph M. Creighton
	Name:	Joseph M. Creighton
	Title:	Treasurer

OMI INTERNATIONAL CORPORATION EI LIQUIDATION, INC. AR MEXICAN HOLDINGS, INC. ENTHONE INC. ALPHA METALS, INC.

By:	/s/ Joseph M. Creighton
	Name:	Joseph M. Creighton
	Title:	Assistant Treasurer